As filed with the Securities and Exchange Commission on May 1, 2008
Registration No. 333-150402

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in the charter)

Delaware	20-2436320
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
3801 South Oliver
Wichita, Kansas 67210
(Address, with zip code, of principal executive offices)
SPIRIT AEROSYSTEMS HOLDINGS, INC. AMENDED AND RESTATED
DIRECTOR STOCK PLAN
(Full Title of the Plan)

Jeffrey L. Turner
Chief Executive Officer
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gloria Farha Flentje, Esq.	William R. Wood, II
General Counsel	Foulston Siefkin LLP
Spirit AeroSystems Holdings, Inc.	Commerce Bank Center
3801 South Oliver	1551 North Waterfront Parkway
Wichita, Kansas 67210	Suite 100
(316) 526-9000	Wichita, Kansas 67206
(316) 267-6371
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting Company ☐

Explanatory Note
     On April 23, 2008, Spirit AeroSystems Holdings, Inc., filed a registration statement on Form S-8 (Reg. No. 333-150402 or the “Registration Statement:) registering the sale of up to 2,610,000 shares of Class A common stock, $0.01 par value per share (the “Class A Shares”) under the Spirit AeroSystems Holdings, Inc., Amended and Restated Director Plan (the “Plan”). Pursuant to Form S-8 and Rules 470 and 478 of Regulation C under the Securities Act of 1933 this Post-Effective Amendment No. 1 to Form S-8 Registration Statement Under the Securities Act of 1933 is hereby filed solely to substitute a corrected and signed copy of the Plan for the copy that was filed as Exhibit 10.1 of the Registration Statement.
Exhibits Index.

Exhibit No.	Description
10.2	Spirit AeroSystems Holdings, Inc. Amended and Restated Director Stock Plan
* 24.1	Power of Attorney

*	Incorporated by reference to the Registration Statement (Commission File No. 333-150402) filed on April 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas on May 1st, 2008.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
By:	/s/ Ulrich Schmidt
	Name:	Ulrich Schmidt
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ JEFFREY L. TURNER JEFFREY L. TURNER	President, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2008
/s/ ULRICH SCHMIDT ULRICH SCHMIDT	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	May 1, 2008
/s/ DANIEL R. DAVIS DANIEL R. DAVIS	Corporate Controller (Principal Accounting Officer)	May 1, 2008
A majority of the Board of Directors:
Ivor Evans, Paul Fulchino, Richard Gephardt, Robert Johnson, Ronald Kadish, Francis Raborn, Nigel Wright

/s/ ULRICH SCHMIDT ULRICH SCHMIDT	As Attorney-in-Fact	May 1, 2008

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